                                                                 Exhibit 10.30


                              REALNETWORKS, INC.
                            LIVESTATIONS AGREEMENT

         This Agreement is made as of November 1, 1999 ("Effective Date") between RealNetworks, Inc., a Washington corporation located at 2601 Elliott Ave., Suite 1000, Seattle, Washington 98121 ("RN"), and Global Media Corporation ("Participant"), with an address as set forth on Exhibit A.

         This Agreement sets forth the terms and conditions under which RN agrees to promote and distribute links to Participant's RealMedia content (RealAudio and other RN media types) described in Exhibit A ("Content") as part of RN's LiveStations program. In consideration for the mutual promises and covenants contained herein, the parties agree as follows:

1.   DESCRIPTION OF LIVESTATIONS PROGRAM

1.1 LIVESTATIONS ON THE REALPLAYER. Current versions of RN's RealPlayer G2 software include listings in a pull-down menu and/or buttons that link directly to live or simulated live RealAudio content delivered via the Internet ("LiveStations"). End-users of the RealPlayer G2 can customize the LiveStations in their individual RealPlayers through the LiveStations Guide Page, described herein. In this Agreement, "RealPlayer," unless otherwise specified, means all versions of RN's proprietary RealPlayer G2 software or subsequent versions that RN may introduce and distribute during the Term, and includes both free and pay versions. RN may, in its discretion, name, re-name, or change the branding or trademarks associated with LiveStations, or any other aspect of the RealPlayer, at any time without notice.

1.2 CONTENT DELIVERY CHANNELS. The LiveStations program distributes links to the Content and related descriptions and buttons (together, "pointers") to Web sites and "push" applications delivering information to end users via the publicly accessible Internet, proprietary online services, and other specialized services (collectively, "Content Delivery Channels").

2.   RN OBLIGATIONS

2.1 INCLUSION ON LIVESTATIONS GUIDE PAGE. RN will include Participant's fifteen (15) LiveStations in the appropriate genres on RN's LiveStations Guide Page (currently located at http://realguide.real.com/stations/) during the Term.

2.2 DEFAULT LIVESTATION. A version of the RealPlayer in the language set forth in Exhibit A (the "English Language" RealPlayer) is distributed to end users with certain pre-installed "default" LiveStations. RN agrees to include Participant's fifteen (15) LiveStations as default LiveStations in the appropriate genres in the English Language RealPlayers distributed by RN during the Term, subject to the limitations herein. RN may include Participant's LiveStations as a pre-installed default LiveStation in any or all RealPlayers distributed during the Term, but is only obligated to do so in all standard, non-custom English Language RealPlayers intended for distribution to North American end users through electronic download directly from RN Web sites or sold in non-bundled and non-customized versions through retail distribution. Participant acknowledges that LiveStations may be customized by individual end-users and that any LiveStation, including default LiveStations, may be removed or repositioned by end-users. During the Term, and subject to the limitations herein, Participant's LiveStation shall be included as a default so long as RN maintains the LiveStations program.

2.3 DISTRIBUTION OF POINTERS. RN may use and/or distribute the pointers to Participant's Content, but is under no obligation to do so.

3.       PARTICIPANT OBLIGATIONS

3.1 NATURE OF CONTENT. Participant will provide Content for its fifteen (15) LiveStations in compliance with RN's Technical Specifications. Without limiting the foregoing, the Content must be: (i) newsworthy, informational, educational or produced for entertainment purposes, and not merely promotional in nature;
(ii) streamed live or simulated live twenty-four hours per day, seven days per week, throughout the Term; and (iii) encoded in the specified RealAudio or other RN formats available during the Term. Content can be hosted by Participant or hosted by RN pursuant to the terms of RN's standard Real Broadcast Network Services Agreement, if Participant has signed such an agreement.

3.2 CONTENT QUALITY. RN reserves the right, in its sole discretion, to terminate this Agreement under Section 9.2 below if the quality of the Content does not meet RN's commercially reasonable standards concerning the LiveStations program in any way. In the event of termination under this
Section 3.2, RN will offer Participant a pro-rata refund based on the Participation Fee as set forth in Section 5.1 and the number of weeks left in the Term.

3.3 DOWNLOAD REALPLAYER BUTTON. Throughout the Term, Participant will prominently display above the fold on the home page of Participant's World Wide Web site located at the URL set forth in Exhibit A ("Participant's Site"), a "Download Global Media Player" Button, or, at Participant's discretion, an RN-approved standard "Download RealPlayer" button, in the form provided by RN, the current form of which is shown on Exhibit B. Such button will link to the download area of RN's Web page from which end users may download free and/or pay (or "plus") versions of the RealPlayer in the English Language version. As used in this Section 3.3 and in Section 3.4, "above the fold" means placement on a Web page in a manner such that an end user viewing the page in a browser window of 640x480 pixels can view the entire button without scrolling.

3.4 REALGUIDE BUTTON. During the Term of this Agreement, Participant will display on Participant's Site, an RN-approved standard "RealGuide" button that will directly link to RN's RealGuide. The current version of such button is shown in Exhibit B.

3.5 QUALITY OF SERVICE. Participant's fifteen (15) LiveStations shall conform to the Technical Specifications set forth in Exhibit C. At a minimum, Participant agrees to insure that at least 400 concurrent user connections are available to end users through Participant's LiveStation regardless whether Participant, RN, or a third party selected by Participant serves the Content.

3.6 USE OF REALMEDIA FORMATS AND LIVESTATIONS LINKS ON PARTICIPANT'S WEB SITE. Participant agrees that any content made available in streaming media formats on Participant's Site during the Term will be made available in RealMedia formats (e.g., RealAudio, RealVideo, or other RN proprietary media formats). Participant will not promote any other streaming media format on Participant's Site more prominently than the RealMedia formats. Participant shall link to its Fifteen
(15) LiveStations from a relevant, prominent location on Participant's Site. If Participant chooses to provide links from its fifteen (15) LiveStations to Participant's Site, such links must be to a Web page containing only RealMedia formatted content, if Participant includes streaming media content on that Web page.

3.7 EXCLUSIVITY. Participant will not promote any competing streaming media player on Participant's Sites more prominently than the RealPlayer. If Participant chooses to provide links from its fifteen (15) LiveStations to Participant's Site, or to any Web site, such link must be to a Web page that does not provide the opportunity to download any software media player other than the RealPlayer.

3.8 MAINTENANCE OF CONTENT. As between RN and Participant, and except as expressly provided herein, Participant is solely responsible and liable for the Content, and RN assumes no responsibility for editing, reviewing, controlling or any other activities associated with distributing any of the Content and shall not be liable to any third party in connection with such activities, unless RN undertakes such responsibilities. Participant shall be solely responsible for all costs and activities associated with the creation, maintenance, licensing, use and correction of the Content.

3.9 NO HIRE. During the Term of this Agreement and for a period of two (2) years after termination of this Agreement, Participant agrees not to hire, as an employee, contractor or consultant, or to appoint to its board of directors, any then-current RN employee or any former employee who has left
RN within the then-preceding twelve (12) months or who is otherwise prohibited by the terms of an non-competition agreement from working for a competitor of RN, in which case Participant shall not hire such former employee until the expiration of said 12 month period or the term of his or her non-compete, whichever is later. A breach of this Section by Participant shall give RN the right to terminate this Agreement as provided in Section 9.2 below.

4.   LICENSE

4.1 CONTENT LICENSE. Participant hereby grants RN a non-transferable, worldwide, royalty-free license to: (i) link to the Content through the English Language RealPlayer; and (ii) use, transmit, distribute, and redistribute Content pointers and other Participant links and descriptions of Content or Participant's LiveStation(s) to Content Delivery Channels in order to make Participant's Content accessible to Content Delivery Channels' end-users. RN shall have the right to include links to Participant's Content from all versions of RN's RealGuide, including syndicated versions, however named or distributed.

4.2 TRADEMARK LICENSE. Participant grants RN a non-exclusive, nontransferable, worldwide, royalty-free license to use Participant's trademarks and logos in connection with this Agreement, in the style and manner currently used by Participant and as communicated to RN. Subject to such style and manner restrictions, RN may use Participant's name, trademarks, logo, and LiveStation graphics in RN's marketing and advertising materials. Except as expressly provided herein, RN shall not be deemed by anything contained in this Agreement to acquire any right, title or interest in any trademark of Participant, and shall do nothing to prejudice the value or validity of Participant's rights therein or ownership thereof.

5.   PAYMENTS

5.1 PAYMENT TO RN. Participant shall pay to RN a participation fee (the "Participation Fee") of Seven Hundred Fifty Thousand Dollars ($750,000) for participation throughout the initial Term as fifteen (15) default LiveStations within the English Language RealPlayer, as set forth in Exhibit A. The Participation Fee shall be due in full upon execution of this Agreement and is nonrefundable. The Participation Fee shall be paid as follows:

                  $100,000 on November 1, 1999;
                  $100,000 on January 3, 2000;
                  $35,000 on signing of this Agreement;
                  $35,000 on March 31, 2000;
                  $100,000 on April 1, 2000;
                  $135,000 on May 1, 2000;
                  $145,000 on June 15, 2000; and
                  $100,000 on July 1, 2000.

5.2 EXCLUSIVE OF TAXES. All payments due hereunder are exclusive of any applicable taxes. Participant shall be responsible for all applicable national, state, and English taxes, value added or sales taxes, tariffs, exchange, interest, banking, collection, and other charges and levies and assessments pertaining to payments other than U.S. taxes based on RN's income.

5.3 NO WITHHOLDING. All payments by Participant to RN pursuant to this Agreement shall be made without any withholding or deduction of any withholding tax or other tax or mandatory payment to government agencies. If Participant is legally required to make any such withholding or deduction from any payment to RN under this

Agreement, the sum payable by Participant upon which such withholding or deduction is based shall be increased to the extent necessary to ensure that, after such withholding or deduction, RN receives and retains, fee from liability for such withholding or deduction, a net amount equal to the amount RN would have received and retained in the absence of such required withholding or deduction.

5.4 PROVIDE RECEIPTS. In order to assist RN in obtaining tax credits or deductions, Participant shall provide to RN, in a form acceptable to RN, original or certified copies of all tax payment receipts or other evidence of payment of taxes by Participant with respect to transactions or payments under this Agreement.

6.   ADVERTISING

6.1 INTRA-STREAM ADS. Participant shall retain one hundred percent (100%) of the revenue from its sale of audio, video, multimedia, banner, or other advertising embedded in the Content by Participant ("Intra-Stream Ads"). Participant shall at all times clearly differentiate advertising from Content.

6.2 OTHER ADS. Participant agrees that RN may insert pointers to RN's own media-based advertisements prior to pointers to the Content clips that RN distributes to Content Delivery Channels. RN shall at all times clearly differentiate advertising from Content. RN will retain one hundred percent (100%) of the revenue from its sale of any non-Intra-Stream Ads. RN agrees that such advertisements will not be for companies or persons competitive in the internet radio business.

7.   PROPRIETARY RIGHTS

7.1 OWNERSHIP OF CONTENT. As between RN and Participant, Participant remains the owner of all right, title and interest in and to the Content and any Content Headlines, and all copyrights, trademarks, and other intellectual property rights therein. Notwithstanding the foregoing, RN will retain all right, title, and interest in and to any Content Headlines authored by RN if Participant fails to provide a headline for Content as specified in the Technical Specifications.

7.2 RN'S OWNERSHIP. Except as provided in Section 7.1, RN shall be the sole owner of all right, title and interest in and to any content made, created, developed or used by RN in connection with the Content on RN's Web sites, the LiveStations, and all copyrights, trademarks, patents and other intellectual property rights therein. Participant represents and warrants that it has not and shall not acquire any right or interest in any trademark or trade name owned or used by RN, and that under no circumstances will it use, register or attempt to register any trademark, service mark, trade name, domain name or similar indicia containing the word "Real" or any other mark or domain name used by or confusingly similar to a mark used by RN, regardless of spelling or translation thereof.

8.   WARRANTIES/INDEMNIFICATIONS

8.1 PARTICIPANT'S WARRANTY. Participant warrants and represents that: (i) the Content does not in any way violate any existing law, infringe upon or misappropriate any copyright, patent, trademark, trade secret, right of publicity, right of privacy or other proprietary rights of any third party, either in whole or in part; (ii) the Content contains no matter which, if published, will be libelous or defamatory; (iii) Participant has the necessary rights to grant RN the rights granted hereunder; (iv) the Content complies with all laws applicable to the transmission or use of the Content as specified in this Agreement for each country in which the Content is intended to be delivered; and (v) Participant is solely responsible for, and has paid or will pay, all amounts due any person or entity that has a right to receive any royalty or other payment as a result of RN's authorized use of the Content pursuant to this Agreement. Participant acknowledges that RN and its affiliates are the owners and/or licensees of the trademarks, service marks, commercial symbols and trade names used by RN.

8.2 PARTICIPANT'S INDEMNITY. Participant hereby agrees to indemnify, hold harmless and defend RN from all claims, damages, costs and expenses, including reasonable attorneys' fees and litigation expenses, arising out of or as a result of Participant's breach of the above warranties and representations or this Agreement. Participant, at its own expense, shall have the right to employ separate counsel and participate in the defense thereof.

Notwithstanding the foregoing, Participant shall not be liable for any material not contained in or a part of the Content or Content Headlines provided by Participant, or inserted in the Content or Content Headlines by RN without the permission or ratification of Participant.

8.3 RN WARRANTIES AND INDEMNITY. RN hereby warrants and represents to Participant that (i) the RN trademarks, service marks and trade names do not in any way violate existing laws or infringe upon or misappropriate any rights of third parties, and (ii) RN has all rights, title and authority necessary to enter into this Agreement and perform as herein required. RN agrees to indemnify and hold harmless and defend Participant from all claims, damages, costs and expenses including reasonable attorneys' fees and litigation expenses, arising out of or as a result of RN's breach of the warranties set forth in this Section 8.3.

9.   TERM AND TERMINATION

9.1 TERM. Unless sooner terminated as provided herein, the initial Term of this Agreement shall commence as of the Effective Date and expire one year thereafter. As used herein, "Term" means the initial Term and any mutually-agreed upon renewal Term.

9.2 TERMINATION FOR BREACH. If either party materially breaches any provision of this Agreement and such breach has not been cured within fifteen
(15) days after the other party has given written notice of such breach, the non-breaching party may terminate this Agreement upon fifteen (15) days' written notice to the breaching party. RN may terminate this Agreement immediately without further notice if payment is not received in accordance with this Agreement.

9.3 TERMINATION FOR INSOLVENCY. RN may, at its option and upon written notice, terminate this Agreement, effective immediately, should Participant:
(i) admit in writing its inability to pay its debts generally as they become due; (ii) make a general assignment for the benefit of its creditors;
(iii) institute proceedings to be adjudicated a voluntary bankrupt, or consent to the filing of a petition of bankruptcy against it; (iv) seek reorganization under any bankruptcy act, or consent to the filing of a petition seeking such reorganization; or (v) have a decree entered against it by a court of competent jurisdiction appointing a receiver, liquidator, trustee or assignee in bankruptcy or in insolvency covering all or substantially all of such party's property or providing for the liquidation of such party's property or business affairs, provided such decree is not dismissed within forty-five (45) days.

9.4 EFFECT OF TERMINATION. Upon termination or expiration of this Agreement for any reason, all licenses granted herein shall terminate except that RN shall have five (5) business days to remove Participant's LiveStation and Content Headlines from Content Delivery Channels. Sections 5, 6, 7, 8, 9.4, and 10.4 shall survive the expiration or termination of this Agreement for any reason.

10.  MISCELLANEOUS

10.1 EXCLUSION OF CERTAIN DAMAGES. EXCEPT WITH RESPECT TO PARTICIPANT'S OBLIGATIONS UNDER SECTION 8.2, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY IN TORT, CONTRACT OR UNDER ANY OTHER LEGAL THEORY FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SPECIAL LOSS OR DAMAGES ARISING OUT OF THIS AGREEMENT, EVEN IF APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

10.2 NOTICES AND CONTACT INFORMATION. Any notice or payment to be made or given to either party shall be sufficiently made or given on the date of receipt if addressed to RN as set forth below or to Participant as set forth on Exhibit A and (i) if delivered personally with receipt acknowledged; or
(ii) sent by DHL Worldwide Express or comparable international courier service for the soonest possible delivery. Either party may change its notice and contact information by providing notice, in the manner set forth above, to the other party.

             RN:

             Vice President, Advertising Sales
             RealNetworks, Inc.
             2601 Elliott Ave.
             Seattle, Washington  98121
             U.S.A.
             Fax: (206) 448-0427

             With a copy to:
             VP & General Counsel
             at the same address
             Fax: (206) 674-2695

10.3 NON-ASSIGNMENT. This Agreement is personal to Participant. Participant may sublicense, assign, or otherwise transfer any of its rights (including by merger or transfer of control) in this Agreement, only with the express written consent of RN which will not be unreasonably withheld, provided that transfers of stock in Participant to wholly owned affiliates or related entities of Participant, in which no actual change in ultimate ownership or control takes place, are permitted upon prior written notice to RN.

10.4 GOVERNING LAW AND DISPUTE RESOLUTION. This Agreement shall be governed by the laws of the State of Washington, United States of America, without regard to conflicts of law provisions, and Participant consents to the exclusive jurisdiction and venue of the state and federal courts sitting in the State of Washington. This Agreement shall not be governed by the United Nations Convention of Contracts for the International Sale of Goods, the application of which is hereby expressly excluded. Upon request by RN, Participant shall execute any document or instrument, undertake any action, or refrain from any action if such execution or action is reasonably necessary to make the foregoing choice of law and choice of forum effective and enforceable.

10.5 PRESS RELEASES. Neither party shall issue any press releases relating to this Agreement or the relationship between the parties without the other party's review of and written consent to the press release.

10.6 GENERAL. No waiver, amendment or modification of any provision of this Agreement shall be effective unless it is in a document that expressly refers to this Agreement and is signed by both parties. Except as specifically provided herein, failure or delay by either party in exercising any rights or remedy under this Agreement shall not operate as a waiver of any such right or remedy. The parties are separate and independent legal entities, and the relationship between the parties shall be that of independent contractors. It is expressly understood that the parties do not by this Agreement intend to form, nor shall this Agreement be construed to constitute, a partnership or joint venture between them. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not, in any way, be affected or impaired thereby. This Agreement and the attached Exhibits, which are incorporated herein by this reference, constitute the complete and entire agreement between the parties, and supersede and cancel all prior negotiations, understandings, correspondence and agreements, oral and written, express or implied, between the parties relating to the subject matter hereof, and shall be binding only when executed by both parties hereto.

      IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives.

REALNETWORKS, INC.                        GLOBAL MEDIA CORP

By: /s/ T. F. Frank                       By:  /s/ Rob Fuller
   -------------------------                 -------------------------

Name:   Thomas F. Frank                 Name:      Rob Fuller
     -----------------------                   -----------------------

Title:   C0O                              Title:   CEO
      ----------------------                    ----------------------

Date:                                     Date:
     -----------------------                   -----------------------

                                   EXHIBIT A

                            DESCRIPTION OF CONTENT


PARTICIPANT CONTACT INFORMATION:

FULL CORPORATE NAME:            Global Media Corporation
                                -------------------------------------------
     Address:                   400 Robson Street
                                -------------------------------------------

                                -------------------------------------------
     City, State/Country,       Vancouver, BC, Canada
     Postal Code (if any):      V6B 2B4
                                -------------------------------------------

CONTACT PERSON:                 Winston Barta
                                -------------------------------------------
     Title:                     Vice President & Director
                                -------------------------------------------
     Phone:                     604-688-9994
                                -------------------------------------------
     Fax:                       604-688-9996
                                -------------------------------------------
     Email:                     Winston@globalmedia.com
                                -------------------------------------------

                                -------------------------------------------
WITH COPY TO:
                                -------------------------------------------
     Title:
                                -------------------------------------------
     Phone:
                                -------------------------------------------
     Fax:
                                -------------------------------------------
     Email:
                                -------------------------------------------

                                -------------------------------------------


PARTICIPANT'S CONTENT:

Participant's Content will consist of the following: (insert short description):
FIFTEEN (15) LIVESTATIONS INTENDED FOR INTERNET RADIO BROADCASTING:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Participant's LiveStation Genre: Alternative, Pop, Rock, Dance, Electronic, Hip Hop/rap

--------------------------------------------------------------------------------

Content to be hosted in the following datatypes (E.G., RealAudio, RealVideo, RealPix): REALAUDIO, SMIL

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ENGLISH LANGUAGE VERSION:       Yes
                                -------------------------------------------

PARTICIPANT'S URL:              www.globalmedia.com
                                -------------------------------------------

PARTICIPATION FEE:              $750,000
                                -------------------------------------------

                                   EXHIBIT B

                      SPECIFICATIONS OF REALPLAYER BUTTON

                  RN Graphic for RN Search = 88 x 33- bitmap


                               [GRAPHIC OMITTED]


                      SPECIFICATIONS OF REALGUIDE BUTTON

                  RN Graphic for RN Search = 128 x 67- bitmap


                               [GRAPHIC OMITTED]

                                   EXHIBIT C

                           TECHNICAL SPECIFICATIONS


TECHNICAL SPECIFICATIONS
Participant must, at all times throughout the Term, meet these minimum specifications as a condition of participating in the Service:
Professional Level RealServer G2, current version as of the Effective Date, minimum 400 concurrent user connections;
T1 Bandwidth.


CONTENT CREATION REQUIREMENTS:
Encoded with RealProducer G2, using the SureStream feature;
Served with RealServer's RTSP protocol;
Content streamed 24 hours a day, seven days a week, except as necessary for maintenance;
Notify RealNetworks 24 hours in advance if a stream needs to be taken down for maintenance or other needs.


USING SMIL
Preset partners are encouraged to use Synchronized Multimedia Integration Language (or "SMIL"), a recommended W3C standard for creating multimedia presentations for broadcast on the Internet.


10